Chittenden
CORPORATION

As of December 31, 2001

Presented by:
Kirk W. Walters, EVP & CFO
802-660-1561

Chittenden Bank | The Bank of Western Massachusetts | Flagship Bank | First Savings of New Hampshire | Maine Bank & Trust | Ocean National

Chittenden CORPORATION

- Listed on the NYSE (CHZ)
- Market capitalization of $885.1 million
- Banking assets of $4.2 billion


Bank
Chittenden Bank
Bank of Western Mass
Flagship Bank and Trust
First Savings of New Hampshire
Maine Bank and Trust
Ocean National Bank

Consistently Superior Financial Performance

- Strong net interest margin
- Diversified loan portfolio and low cost stable sources of funding
- Concentrated fee based revenues in targeted businesses and an efficient cost structure
- Rational expansion strategy in traditional and specialty banking businesses
- Fortress balance sheet: strong capital, conservative reserves, excellent credit quality

Chittenden CORPORATION

Our Markets

- Economies in which we operate are stable with limited excess real estate inventory
- The underlying economic drivers are well diversified and have limited technology / telecommunications exposure
- Our commercial customer base is generally more diversified and less leveraged than during the prior New England recession
- Chittenden has no syndicated loans and our credit quality has remained very strong throughout the downturn

Strategic Direction

- Enhance and leverage the existing franchise
- Expand the specialized businesses
- Pursue acquisitions of banks and financial services companies

Chittenden CORPORATION

Acquisition Strategy

- Strong marketplace potential
- Complimentary product lines and/or strong potential for managing costs
- Retain strong management; provide a structure and resources to enhance the acquisition's earnings growth

Recent Acquisitions	Year	Location
Bank of Western Massachusetts	1995	Springfield, Massachusetts
Flagship Bank and Trust	1996	Worcester, Massachusetts
*First Savings of New Hampshire	1999	Exeter, New Hampshire
Maine Bank and Trust	2001	Portland, Maine
Ocean National Bank	2002	Kennebunk, Maine

*First Savings of New Hampshire will merge into Ocean National during the second quarter of 2002

	Assets by State		Deposits by State	
	12/31/94	12/31/01	12/31/01	MKT Share
Vermont	100%	56%	60%	24%
Massachusetts	0%	25%	22%	1%
New Hampshire	0%	8%	6%	1%
Maine	0%	11%	12%	2%
Total	100%	100%	100%	

Core Businesses

Commercial

- Focus on small and mid-sized businesses
- Maintain conservative underwriting standards and discipline
- Complete range of business and specialty services

Consumer

- Geographically diverse branch franchise with both a consumer and commercial focus
- Excellent source of consumer and small business loans
- Efficient generator of low cost stable deposits
- Strong referral source for the company's fee based businesses

Chittenden CORPORATION

Business Services

Cash Management

- Full menu of products
- Domiciled on one operating system
- Dial up and web based access available
- Annualized three year growth rate of 23%

Payroll Services

- Over 700 customers
- Full menu of products
- Annualized three year growth rate of 21%

Business Credit Cards

- Only available to commercial customers
- Credit review performed as part of the normal commercial lending process
- Total loans outstanding of $5.9 million and annual fee income generated of $1.0 million


MAINE
VERMONT
NEW
HAMPSHIRE
MASSACHUSETTS

Pomerleau Agency

- Specializes in commercial property and casualty insurance
- Wholesale brokerage operation covering ten states
- Gross premium for 2001 was $34 million

Merchant Services

- Full array of products
- High level of service to business clients
- Only offered within the franchise
- Volume of transactions processed for 2001 was $891 million

Chittenden CORPORATION

Specialty Businesses

Asset Management Services

- Over $4.2 billion in assets under administration
- Over $1.9 billion in assets under management
- Services include asset management, personal trust, and retirement plan administration

Retail Investments - Broker/Dealer

- Broker/dealer established in 1998
- Expanding the operation in 2002 by adding additional brokers in Massachusetts and New Hampshire

Captive Insurance

- Vermont is the U.S. domicile of choice for captive insurance companies
- Chittenden Bank is the leader for banking services to this industry

Corporate Trust

- Operates throughout the Northeast with low risk and high efficiency
- Annualized three year growth rate of 22%
- Over 50% of revenues come from outside Vermont
- Over $1.5 billion in assets under administration

Chittenden offers a wide variety of specialty businesses that are expanding throughout our footprint.

Government Banking

- Leader in government banking for Vermont
- Customers use a wide array of transaction, loan and deposit products
- Over $81 million in loans and $278 million in deposits

Automotive Finance

- Discretionary asset generator
- Operates only within our franchise
- Over $138 million in loans and $98 million in leases
- Insures the residual value of leasing assets

Mortgage Banking

- Full product menu offered through retail and wholesale distribution channels
- Originations for the year 2001 were $562 million
- Mortgage servicing portfolio of $2 billion with $16 million in MSR assets

Chittenden CORPORATION

Financial Summary

		2001	2000	1999	1998	1997
	Per Common Share					
Earnings	**Diluted Earnings ***	$1.80	$1.74	$1.54	$1.38	$1.36
	Cash Diluted Earnings*	$1.89	$1.81	$1.65	$1.54	$1.48
	Diluted Earnings	$1.80	$1.72	($0.07)	$1.38	$1.36
	Dividends	$0.76	$0.75	$0.65	$0.55	$0.76
	Book Value	$11.56	$10.49	$10.22	$11.22	$10.57
	Tangible Book value	$10.52	$10.00	$9.70	$9.23	$8.40
	Performance Ratios					
Growth	**Return on Average Equity ***	16.55%	17.44%	14.69%	13.05%	13.77%
	Return on Average Assets *	1.51%	1.56%	1.34%	1.22%	1.27%
	Net Interest Margin	4.74%	4.73%	4.67%	4.71%	4.88%
	Efficiency Ratio	56.13%	54.47%	58.36%	60.08%	60.13%
	Credit Qualty Data					
Credit	**NPAs to Loans & OREO**	0.46%	0.42%	0.33%	0.72%	1.02%
	Loan Loss Reserve to Loans	1.59%	1.41%	1.42%	1.51%	1.69%
	Net Charge-Offs to Average Loans	0.24%	0.32%	0.31%	0.46%	0.43%
	Capitalization					
Capital Strength	**Leverage**	7.99%	8.65%	8.17%	7.58%	7.35%
	Tier 1	10.32%	10.82%	11.96%	10.76%	10.82%
	Risk-Based	11.57%	12.08%	13.23%	12.02%	12.14%

* Operating

Chittenden CORPORATION

Return on Average Assets



1.60%
1.50%
1.40%
1.30%
1.20%
1.10%
1.00%
1.52%
1.53%
1.56%
1.51%
1.34%
1.27%
1.22%
1997
1998
1999
2000
2001

(1) Ratios calculated based on operating net income for the year.

■ without Vermont Financial Services Corp

Return on Average Equity



17.55%
18.29%
17.44%
16.55%
14.69%
13.77%
13.05%
18.00%
16.00%
14.00%
12.00%
10.00%
1997
1998
1999
2000
2001

(1) Ratios calculated based on operating net income for the year.

■ without Vermont Financial Services Corp

Chittenden CORPORATION

Strong Consistent Net Interest Margin



4.88%
4.71%
4.67%
4.73%
4.74%
1997
1998
1999
2000
2001

Stable net interest margin through a variety of interest rate cycles

Chittenden CORPORATION

A Diversified Loan Portfolio


Consumer
13%
Commercial
20%
Home Equity
7%
Construction RE
2%
Commercial RE
20%
Residential RE
38%

12/31/97


Consumer
19%
Commercial
20%
Home Equity
5%
Construction
RE
2%
Residential RE
32%
Commercial RE
22%

12/31/99


Consumer
12%
Commercial
23%
Home Equity
6%
Construction
RE
3%
Residential RE
24%
Commercial RE
32%

12/31/01

Portfolio *(in millions)*	1997	1998	1999	2000	2001
Commercial	$529	$581	$592	$600	$645
Commercial RE	549	574	642	723	904
Construction	61	69	55	58	80
Residential RE	1,043	927	918	884	672
Home Equity	178	160	149	140	183
Consumer	349	416	549	451	354
Total	$2,709	$2,727	$2,905	$2,856	$2,838

√ No syndicated credits

Chittenden
CORPORATION

Strong Core Funding


CDs > $100,000 5%
Demand Deposits 15%
Borrowings 5%
CDs < $100,000 24%
Savings/NOWs/MMAs 51%

12/31/97


CDs > $100,000 6%
Demand Deposits 16%
Borrowings 6%
CDs < $100,000 19%
Savings/NOWs/MMAs 53%

12/31/99


CDs > $100,000 5%
Demand Deposits 17%
Borrowings 1%
CDs < $100,000 17%
Savings/NOWs/MMAs 60%

12/31/01

Funding	1997	1998	1999	2000	2001
Demand Deposits	$532	$615	$534	$531	$621
Savings/NOWs/MMAs	1,841	2,033	1,808	1,934	2,218
CDs < $100,000	881	834	649	615	635
CDs > $100,000	190	198	215	212	196
Borrowings	200	136	197	94	44
Total	$3,644	$3,816	$3,403	$3,386	$3,714

Chittenden
CORPORATION

A Strong Diversified Stream of Noninterest Income


Other
21%
Investment
Management
Income
21%
Insurance
Commissions
2%
Credit Card
Income
11%
Gains on Sales of
Loans
7%
Mortgage
Servicing Income
7%
Service Charges
on Deposit
Accounts
31%

12/31/97


Other
22%
Investment
Management
Income
23%
Insurance
Commissions
4%
Credit Card
Income
9%
Gains on Sales of
Loans
8%
Mortgage
Servicing Income
6%
Service Charges
on Deposit
Accounts
29%

12/31/99


Other
18%
Investment
Management
Income
25%
Insurance
Commissions
5%
Credit Card
Income
6%
Gains on Sales of
Loans
18%
Mortgage
Servicing Income
6%
Service Charges
on Deposit
Accounts
22%

12/31/01

Non-Interest Income	1997	1998	1999	2000	2001
Investment Management Income	$11,363	$12,913	$14,290	$13,567	$15,722
Service Charges on Deposit Accounts	17,172	20,556	18,330	13,875	14,294
Mortage Servicing Income	4,114	3,274	3,589	4,079	3,564
Gains on Sales of Loans, Net	3,584	7,976	5,361	2,818	11,207
Credit Card Income, Net	6,069	5,403	5,545	5,349	3,964
Insurance Commissions, Net	1,327	2,678	2,538	2,894	3,391
Other	11,890	13,780	13,750	10,527	11,591
	$55,519	$66,780	$63,403	$53,109	$63,733
% of Total Revenue	26%	28%	27%	25%	27%

Chittenden CORPORATION

High Performance Bank Peer Group

	Market Valuation				Capital	Profitability				Credit Quality	
	Price / LTM	Price / 2001E	Price / Tangible Book	Dividend Yield	Equity / Assets	LTM ROAA	LTM ROAE	LTM NIM	LTM Efficiency	NPAs / Loans	NPAs Coverage
Chittenden:	**15.4 x**	**14.5 x**	**262.64 x**	**2.75 %**	**8.92 %**	**1.48 %**	**16.42 %**	**4.57 %**	**56.24 %**	**0.46 %**	**346.2 %**
Median:	16.3	13.9	280.54	2.62	8.26	1.43	17.89	4.52	53.91	0.64	229.7
Average:	16.0	14.6	321.67	2.61	8.61	1.49	18.57	4.52	51.61	0.71	237.5
High:	25.8	19.5	746.99	3.76	12.93	2.15	26.28	5.72	77.98	1.15	579.5
Low:	8.5	8.2	159.65	0.00	5.48	1.04	15.20	3.32	18.86	0.22	42.2

Price / Earnings



25.0
20.0
15.0
10.0
5.0
0.0
(x)
18.1
21.9
18.6
19.9
16.5
15.8
14.5
15.8
14.5
13.9
1997
1998
1999
2000
2001 E
CHZ
PEER MEDIAN

Notes:

Peer group is comprised of all bank holding companies with assets between $3 and $10 billion, with a ROAE greater than 15%, a non-performing asset ratio less than 1.5% and a net interest margin greater than 3.00%.

Nonperforming assets include loans past due 90 days or more and still accruing, nonaccrual loans, restructured loans and foreclosed real estate.

Source: SNL Securities, L.P. (Prices as of January 18, 2002; financial data at, or for the twelve months ended, September 30, 2001)

Chittenden CORPORATION

A Compelling Story

- Recognized competency in an attractive business mix
- Well thought out acquisitions which provide strong earnings growth
- Low risk execution orientation provides an understandable opportunity
- Proven leadership provides aggressive focus to achieve superior financial results
- Well established and tangible shareholder orientation

This presentation contains "forward-looking statements" which may describe future plans and strategic initiatives. These forward-looking statements are based on current plans and expectations, which are subject to a number of factors and uncertainties that could cause future results to differ from historical performance or future expectations.

Chittenden
CORPORATION

Visit our website for a wide range of products, latest financial reports and many other interactive services: **www.chittenden.com**